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                                                                  Exhibit (e)(4)
                             EMPLOYMENT AGREEMENT
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     AGREEMENT made this ___ day of March, 2001 by and between Richard C. Faint,
Jr. (the "Executive") and Citrix Systems, Inc., a Delaware corporation with a principal place of business at 6400 Northwest Sixth Way, Fort Lauderdale,
Florida  33309 ("Citrix" or the "Company").

     WHEREAS, Sequoia and Citrix are in the process of executing an Agreement and Plan of Merger (the "Merger Agreement");

     WHEREAS, execution of this Agreement by Executive is a condition to completing the Merger Agreement;

     WHEREAS, Executive wants to induce Sequoia and Citrix to finalize the Merger Agreement;

     WHEREAS, the Executive's position under this Agreement requires that he be trusted with extensive confidential information and trade secrets of the Company and that he develop a thorough and comprehensive knowledge of all details of the Company's business, including, but not limited to, information relating to research, development, inventions, financial and strategic planning, research, marketing, distribution and licensing of the Company's products and services;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

     1.   Position and Responsibilities.  During the term of this Agreement, the
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Executive agrees to initially serve as Vice President, Integration of the
Company, reporting to the Chief Financial Officer, or in such other comparable positions and with such other title as may be assigned from time to time. The Executive agrees to devote substantially all of his business time and efforts to the performance of his duties hereunder. The Executive shall exercise such powers and comply with and perform, faithfully and to the best of his ability, such directions and duties in relation to the business and affairs of the Company as may from time to time be vested in or requested of him. The Executive shall devote substantially all of his business time, attention and energies to the Company's business and shall not engage in any other business activity which (i) interferes with the performance of his duties hereunder,
(ii) creates a conflict of interest or the appearance of a conflict of interest, or (iii) competes with the business activities, products or services of the Company. The Executive shall perform his services under this Agreement at such locations as may be required by the Company.

     2.   Compensation: Salary, Bonuses and Other Benefits.  During the term of
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this Agreement, the Company shall pay the Executive, as consideration for the
Executive's satisfactory performance of his duties, the following compensation:
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          (A) Salary.  In consideration of the services to be rendered by the
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   Executive to the Company, the Company initially will pay to the Executive a semi-monthly salary of $8,333.33 (annualized, $200,000.00) (the Executive's "Base Salary") during the term of this Agreement. Such Base Salary shall be payable in conformity with the Company's customary practices for executive compensation, as such practices shall be established or modified from time to time.

          (B) Fringe Benefits.  The Executive will be eligible to participate on
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   the same general basis and subject to the same rules and regulations as other
   Company Executives in the Company's standard benefit plans as such benefits or plans may be modified or amended from time to time. The Company may alter, add to, modify or delete its Executive benefits plans at any time it determines in its sole judgment to be appropriate.

          (C) Vacation.  During the term hereof, the Executive shall be eligible
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   to accrue paid vacation per calendar year, to be taken at such times and intervals as shall be agreed to by the Company and the Executive in their reasonable discretion. The accrual and use of Executive's vacation days will be in accordance with the Company's regular vacation policy in effect from time to time.

          (D) Target Based Bonus.  The Executive may also be eligible to receive
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   a bonus of up to $80,000.00 for each of calendar years 2001 and 2002.  Such bonus, if any, shall be based on the Company's and Executive's achievement of goals and objectives to be mutually determined by the Company and the Executive at their reasonable discretion during calendar year 2001 and 2002, respectively. No bonus under this paragraph shall be payable to Executive with respect to any calendar year during which his employment is terminated, regardless of the manner of such termination.

          (E) Additional Bonus.  The Executive may also be eligible to receive
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   an additional bonus of up to an amount equal to the target bonus he is awarded pursuant to Paragraph 2(D), provided the Executive is employed in good standing on the first year and second year anniversary dates of his employment and has satisfied performance objectives as detailed. By way of example, if the Executive is employed in good standing on the first year anniversary date of his employment and has met all performance objectives, he will be eligible to receive an additional bonus amount equal to the target bonus that we was awarded for calendar year 2001. Such additional bonus, if any, shall be based on the Executive's achievement of mutually agreed upon performance objectives. The Company at its sole discretion will determine such performance objectives and whether the Executive achieved such
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   objectives.  No bonus under this paragraph shall be payable to Executive with respect to any calendar year of the Company during which his employment is terminated, regardless of the manner of such termination.

          (F) Stock Options. Subject to the approval by the Compensation
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   Committee of the Company's Board of Directors and pursuant to a four (4) year vesting schedule, the Executive will be granted the option to purchase
   150,000 shares of common stock of the Company at the fair market value as of the date of the grant. The options will be subject to

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   the terms and conditions of the Company's Stock Option Agreement and Stock
   Option Plan, which will include, among other things, a four (4) year vesting schedule.

          (G) Expenses.  The Company shall pay or reimburse the Executive for
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   all reasonable business expenses incurred or paid by the Executive in the performance of his responsibilities hereunder in accordance with the Company's prevailing policy and practice relating to reimbursements as established, modified or amended from time to time. The Executive must provide substantiation and documentation of these expenses to the Company in order to receive reimbursement.

          (H) Relocation Expenses.  If Executive is required to relocate during
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   the term of this Agreement, Executive will receive a one time relocation allowance. This allowance will be payable after Executive provides the applicable receipts to the Company for all such moving expenses in accordance with Company policy.

          (I) Tax Withholding.  All payments in this Section 2 shall be subject
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   to all applicable federal, state and local withholding, payroll and other taxes.

     3.   Term. Subject to the earlier termination as hereafter provided in
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contemplated contemplated contemplated contemplated contemplated contemplated contemplated under the Merger Agreement (the "Closing Date") and shall continue until two (2) years from the Closing Date. At the end of the term, the Agreement will expire and, if the parties mutually desire for the Executive to remain employed, such employment will continue solely on an "at-will" basis, which means that either the Company or the Executive can terminate the Executive's employment at any time, for any or no reason, and with or without cause or prior notice.

     4.  Termination.  The Executive's employment under this Agreement may be
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terminated as follows:

          (A) By Expiration of the Agreement: If this Agreement expires as set
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   forth in Section 3 hereof, the Executive's employment shall terminate and the
   Executive shall be entitled to no payments, salary continuation, severance or other benefits after the expiration date of the Agreement, except for Base Salary and vacation to the extent accrued through the date of such expiration; provided, however, that at the expiration of this Agreement, the
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   parties may agree to continue the Executive's employment solely on an "at-
   will" basis, as described in Section 3 above.

          (B) At the Executive's Option. The Executive may terminate his
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   employment under this Agreement, at any time by giving at least forty-five
   (45) days' advance written notice to the Company. In the event of a termination at the Executive's option, the Company may accelerate Executive's departure date and will have no obligation to pay Executive after his actual departure date. In the event of termination at the Executive's option, the Executive shall be entitled to no payments, salary continuation, severance or other benefits, except for earned but unpaid Base Salary and vacation to the extent accrued through the Executive's departure date.

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          (C) At the election of the Company for Cause. The Company may,
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   immediately and unilaterally, terminate the Executive's employment under this
   Agreement for "Cause" at any time during the term of this Agreement without any prior written notice to the Executive. Termination by the Company shall constitute a termination for Cause under this Section 4(C) if such termination is for one or more of the following causes:

              (i) the Executive's continuing, repeated and willful failure or refusal to perform his duties and services under this Agreement (other than due to his incapacity due to illness or injury);

              (ii) gross negligence, breach of fiduciary duty or breach of the material terms of this Agreement or the other agreements executed in connection herewith;

              (iii) the commission by the Executive of an act of intentional fraud, embezzlement or violation of the material rules or policies of the Company or the commission by the Executive of any other action which materially injures the Company, or which may materially injure the company;

              (iv) the Executive's conviction of any crime which constitutes a felony in the jurisdiction involved; or

              (v) a breach by the Executive of the terms of the Citrix Systems, Inc. Non-Solicitation, Non-Compete and Confidentiality and Employee Non-Disclosure Agreement (the "Non-solicitation Agreement").

In the event of a termination for Cause pursuant to the provisions of clauses
(i) through (v) above, inclusive, the Executive shall be entitled to no payments, salary continuation, severance or other benefits, except for earned but unpaid Base Salary and vacation to the extent accrued through the Executive's termination date.

          (D) At the Election of the Company for Reasons Other than for Cause.
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   The Company may, immediately and unilaterally, terminate the Executive's employment under this Agreement at any time during the term of this Agreement without Cause by giving ten (10) days' advance written notice to the Executive of the Company's election to terminate. During such ten-day period, the Executive will be available on a full-time basis for the benefit of the Company to assist the Company in making the transition to a successor. The Company, at its option, may pay the Executive his prorated Base Salary rate for ten (10) days in lieu of such notice. In the event the Company exercises its right to terminate the Executive under this Section 4(D), Executive shall be eligible for severance payments upon satisfaction of conditions as set forth in 4(G).

          (E) Benefits if Agreement Terminated Due to Death or Disability.
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   Executive's employment will terminate if Executive dies or suffers physical incapacity or mental incompetence. For the purposes of this Agreement, the Executive shall be deemed to have

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   suffered physical incapacity or mental incompetence if the Executive is unable to perform the essential functions of his job with reasonable accommodation for a period of 120 consecutive or cumulative days in any one year period. Any accommodation will not be deemed reasonable if it imposes an undue hardship on the Company. If this Agreement terminates due to the death or disability of Executive, Executive (or in the case of death, Executive's designated beneficiary, or if no beneficiary has been designated by you, your estate) shall be entitled to no payments, salary continuation, severance or other benefits, except for earned but unpaid Base Salary, vacation and benefits to the extent accrued or vested through the Executive's termination date.

          (F) At the Election of the Executive For A Material Breach By the
              -------------------------------------------------------------
   Company of the Terms of this Agreement. The Executive may terminate his
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   employment hereunder in the event that the Company materially breaches the terms of this Agreement, provided that the Executive presents the Company with written notice of such event within thirty (30) days of the date the Executive knew of such event, and it is not corrected by the Company within thirty (30) days of the date the Executive provides such written notice to the Company. In the event the Executive terminates his employment under this
   Section 4(F), Executive shall be eligible for severance payments upon satisfaction of conditions as set forth in 4(G).

          (G) In the event the Company terminates Executive's employment under
   Section 4(D) (For Reasons Other Than For Cause) or the Executive terminates his employment under Section 4(F) (For Material Breach By the Company of the Terms of This Agreement) and the Executive signs a comprehensive release in
                            ---
   the form, and of a scope, acceptable to the Company, the Company agrees to pay the Executive severance payments at the Executive's then current Base Salary rate for the remainder of the term of this Agreement. Such severance payments shall be payable on a semi-monthly basis in conformity with the Company's customary practices for executive compensation as such practices may be modified from time to time and shall be subject to all applicable federal, state and local withholding, payroll and other taxes. Except as expressly set forth in this Section 4(G), Executive acknowledges that the Company shall not have any further obligations to the Executive in the event of Executive's termination under Section 4(D) or 4(F), except such further obligations as may be imposed by law and except for earned but unpaid Base Salary and vacation to the extent accrued through the Executive's termination date.

   If Executive breaches his post-employment obligations under the Non-Solicitation Agreement or any other restrictive covenants or agreements (including, but not limited to, any noncompetition, nonsolicitation, nondisclosure, nonhire or assignment of intellectual property covenants or agreements) executed by Executive, the Company may immediately cease payment of all severance and/or benefits described in this Agreement. This cessation of severance and/or benefits shall be in addition to, and not as an alternative to, any other remedies in law or in equity available to the Company, including the right to seek specific performance or an injunction.

     5.  Execution of "Non-Solicitation Agreement;" Survival of Certain
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Provisions. As a condition of his employment by the Company pursuant to the
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terms of this Agreement, Executive shall execute the "Non-Solicitation
Agreement" on the "Closing Date." Executive's post-

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employment obligations under the Non-Solicitation Agreement and any other restrictive covenants or agreements executed by Executive shall survive any termination of employment or termination or expiration of this Agreement. The obligation of the Company to make payments to or on behalf of the Executive under Section 4(G) hereof is expressly conditioned upon Executive's continued full performance of the Non-Solicitation Agreement and any other obligations under any restrictive covenants or agreements.

       6.  Consent and Waiver by Third Parties. The Executive hereby represents
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and warrants that he has obtained all waivers and/or consents from third parties which are necessary to enable him to enjoy employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party. The Executive represents that he is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his obligations hereunder or prevent the full performance of his duties and obligations hereunder.

     7.  Governing Law. This Agreement, the employment relationship contemplated
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herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to the principles of choice of law or conflicts of laws of Florida and this Agreement shall be deemed to be performable in Florida. Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be commenced or maintained in any state or federal court located in Florida, and Executive hereby submits to the jurisdiction and venue of any such court.

     8.  Severability. In case any one or more of the provisions contained in
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this Agreement or the other agreements executed in connection with the transactions contemplated hereby for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other agreements, but this Agreement or such other agreements, as the case may be, shall be construed and reformed to the maximum extent permitted by law.

     9.  Waivers and Modifications.  This Agreement may be modified, and the
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rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section 9. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement and its terms may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought. No modification or waiver by the Company shall be effective without the consent of the President then in office at the time of such modification or waiver.

     10.  Assignment. The Executive acknowledges that the services to be
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rendered by him hereunder are unique and personal in nature. Accordingly, the
Executive may not assign any of

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his rights or delegate any of his duties or obligations under this Agreement.
The rights and obligations of the Company under this Agreement may be assigned by the Company and shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

     11.  Entire Agreement. This Agreement constitutes the entire understanding
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of the parties relating to the subject matter hereof and supersedes and cancels all agreements relating to the subject matter hereof, whether written or oral, made prior to the date hereof between the Executive and the Company or any of its affiliates or predecessors including, without limitation, the Amended and Restated Employment Agreement; provided, however, that any standard stock option agreement shall remain in full force and effect.

     12.  Notices.  All notices hereunder shall be in writing and shall be
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delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

          If to the Company, to:  General Counsel
                                  Citrix Systems, Inc.
                                  6400 Northwest Sixth Way
                                  Fort Lauderdale, Florida  33309

          with a copy to:         ______________________
                                  Testa, Hurwitz & Thibeault, LLP
                                  125 High Street
                                  Boston, MA  02110

     If to the Executive, at the Executive's address set forth on the signature page hereto.

     13.  Counterparts. This Agreement may be executed in two or more
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counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     14.  Section Headings. The descriptive section headings herein have been
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inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written as an instrument under seal.

CITRIX SYSTEMS, INC.                    EXECUTIVE

By: /s/ John F. Cunningham              /s/ Richard C. Faint
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                                        Signature
Title:  Chief Financial Officer
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                                        Richard C. Faint, Jr.
                                        6 Highfield Court
                                        Cockeysville,

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